Exhibit 10.1

REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT ("Agreement") is made as of July 8, 2015 by and between Hines Global REIT II 891 Coronado LLC, a Delaware limited liability company or its permitted assigns ("Buyer"), on the one hand, and LV Eastern, LLC, a Nevada limited liability company (“Seller”), on the other hand, for the purchase by Buyer and the sale by Seller, on the terms and conditions stated herein, of the real property located at 891 Coronado Center Drive, Henderson, State of Nevada 89052, as more particularly identified as The Domain Apartments and described on Exhibit A attached hereto, including the 308 residential apartment units identified on said Exhibit A (“Property”). The Property shall include the improvements and personal property described in Exhibit C, Exhibit D and Exhibit E. For purposes hereof, the term “Effective Date” shall mean the date of the mutual execution and delivery of this Agreement by Seller and Buyer, but in no case shall the Effective Date be later than July 8, 2015.

1. PURCHASE PRICE AND DEPOSIT: The purchase price to be paid by Buyer to Seller for the Property is the sum of Fifty Nine Million Four Hundred Fifty Thousand Dollars ($59,450,000.00.00) (the "Purchase Price") through new financing obtained by Buyer. A deposit in immediately available funds of One Million Five Hundred Dollars ($1,500,000.00) (together with interest earned thereon, the "Deposit") shall be placed in escrow within three (3) business days after the opening of escrow as described in Paragraph 2 below with First American Title Insurance Company at its office located at 2500 Paseo Verde Parkway, Suite 120, Henderson, Nevada 89074, (“Title Company” or “Escrow Agent”) Attn: Julie Skinner. The Deposit shall, promptly upon receipt by Escrow Agent, be placed into an interest-bearing escrow account, with interest accruing for the benefit of the Buyer. Upon Buyer’s written approval pursuant to Paragraph 2B hereof, the Deposit shall, subject to the provisions of this Agreement, become subject to the liquidated damages provisions of Paragraph 5 hereof, and in addition to accrued interest thereon shall be credited to the Purchase Price should the Closing (as defined below) occur. The Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be deposited by Buyer with Escrow Agent in immediately available federal funds on or prior to the Closing Date (as defined below). Prior to the Approval Date, Seller and Buyer shall agree upon and attach as Schedule 1 hereto, a schedule reflecting the allocation of the Purchase Price among (i) the real property and improvements located thereon; and (ii) the remainder of the Property (the “Purchase Price Allocation”).

2. ESCROW: Escrow shall be opened within three (3) business days after the Effective Date. For purposes of this Agreement, the "Close of Escrow" or the “Closing" shall mean the date on which the Deed (as defined in Paragraph 2A. below) is recorded in the Official Records of Clark County. The Close of Escrow shall occur on or before the date which is thirty (30) days after the Approval Date (the “Closing Date”); provided, however, Buyer shall have the right, by delivery of written notice to Seller no less than three (3) business days prior to the Closing Date, to extend the Closing Date for up to thirty (30) days if needed to finalize Buyer’s acquisition financing for the Property; provided further that Buyer otherwise approves the Property, at which time the Deposit shall be deemed non-refundable to Buyer except in the event of default by Seller or as otherwise provided herein. At the time of the extension notice, Buyer will deposit an additional One Million Five Hundred Thousand Dollars ($1,500,000.00) (“Additional Deposit”) which Additional Deposit shall be added to Deposit. The Additional Deposit shall not be required if Buyer does not extend the Closing. The Deposit and Additional Deposit (and all interest thereon) shall be credited toward the Purchase Price as Closing. The provisions hereof shall constitute joint instructions to Escrow Agent to consummate the purchase in accordance with the terms and provisions hereof; provided, however, that the parties shall execute such additional escrow instructions, not inconsistent with the provisions hereof, as may be deemed reasonably necessary to carry out the intentions of the parties as expressed herein. If there is a conflict between the provisions of the additional escrow instructions and the provisions of this Agreement, the provisions of this Agreement shall control. The cost of escrow shall be paid ½ by Buyer and ½ by Seller. Buyer shall pay the cost of its third party reports and any updates to the survey delivered to Buyer that may be required by Buyer or its lender. Each party shall pay its own legal fees. Any county and/or city documentary, deed, stamp, transfer taxes or other fees or charges associated with the recording of the Deed shall be paid by Seller. Seller shall pay the cost of the standard ALTA coverage premium for the Title Policy (as defined below). Buyer shall pay the ALTA extended coverage portion of the premium for the Title Policy and the premium for any endorsements to the Title Policy requested by Buyer (provided, however, Seller shall be responsible for the cost of any endorsements that Seller elects to procure to address any title matters disapproved by Buyer). All other closing costs shall be apportioned between Seller and Buyer in the manner customary in Clark County, Nevada.

2A. Deliveries:

i.
Initial Deliveries: Within 5 business days of the Effective Date (the "Delivery Date"), Seller shall deliver to Buyer the following items if within Seller’s possession or control (i) current rent rolls and delinquency reports, tenant files, including a copy of all leases, security deposit schedule, vacancy list, delinquency report, side agreements and letters of understanding with tenants or subtenants, and the standard form lease; (ii) all operating statements and records, and tax bills and other financial data related to the Property for the current year-to-date from and after completion of construction but not including any construction costs or construction budgets, if available and utility bills for the past twelve (12) months; (iii) maintenance, advertising, management, leasing, employment, laundry, cable, service and all other contracts affecting the Property; (iv) copies of all environmental, structural, mechanical and engineering plans and appraisal, marketing, rental and other reports and studies relating to the Property which are within the possession or control of Seller, its employees or agents, if any; (v) a list and summary of pending and threatened litigation, if any; (vi) information regarding rights of tenants or subtenants, including, without limitation, purchase options, rights of first refusal, lease extensions and termination options, if any; (vii) a copy of Seller's title insurance policy and the latest version of any survey for the Property, if any; (viii) all governmental correspondence, notices and documentation relating to use, zoning, building codes or other regulatory matters applicable to Property, if any; (ix) all licenses and permits, including, without limitation, certificates of occupancy, use permits and operating licenses; (x) list of personal property; (xi) a list of pending or threatened litigation; (xii) property budgets for all periods after commencement of occupancy; (xii) list of employees, salaries and benefits; (xiv) schedule of unit mix and unit square footage by residential unit number; (xv) copy of all insurance policies (declaration pages) and insurance loss runs; (xv) marketing brochures, materials and market studies; (xvi) all documents relating to the HOA, if any; (xxi) copies of all guarantees and warranties; and (xxii) within 5 business days, any other information reasonably requested by Buyer. Seller may redact any construction cost, construction expense or contractor payment information from any disclosures provided under this section 2A. The Delivery Date shall be deemed to be the date of delivery of the documents set forth above but shall not exceed 10 days beyond the Effective Date, unless otherwise agreed by the parties in writing.

ii.
Closing Deliveries. Seller shall execute and deliver into escrow at least one (1) day prior to Closing with respect to the Property: (i) a Grant, Bargain and Sale Deed in the form set forth on Exhibit "B" hereto (“Deed”) which shall include a specific deed restriction on condominium conversion for eight (8) years from the date the last certificate of occupancy was issued for the Property and as more fully set forth therein, (ii) a Bill of Sale in the form set forth on Exhibit "C" hereto (“Bill of Sale”), (iii) an Assignment of Service Contracts (for any service contracts which may be assumed by Buyer and which Buyer elects to assume prior to the Approval Date) in the form set forth on Exhibit "D" hereto (“Assignment of Service Contracts”), (iv) an Assignment of Leases in the form set forth on Exhibit "E" hereto (“Assignment of Leases”), (v) a FIRPTA Affidavit, (vi) an updated rent roll certified as true, correct, and complete as of Closing by Seller, (vii) affidavits in customary form reasonably acceptable to Title Company (as defined below) to enable Title Company to delete the standard exceptions relating to mechanics' liens, parties in possession and the creditor's right exclusion and other exceptions and exclusions from the title insurance policy to be issued at Closing and to issue endorsements as requested by Buyer, (viii) a Tenant’s Notice in the form set forth on Exhibit "F" hereto, (ix) tax certificates and/or other reasonable assurances of payment under Nevada Revised Statutes (“NRS”) 360.525, and if Seller fails to do so, Buyer will withhold such amounts from the Purchase price until such certificates and/or assurances are provided to Buyer’s satisfaction, and (x) any other documents or instruments reasonably requested by Buyer, Title Company and/or Escrow Agent or as otherwise necessary to close the escrow and consummate the purchase of the Property, all in form and substance reasonably satisfactory to Buyer, Title Company and Escrow Agent. At Closing Seller will also deliver to Buyer all original lease and rental agreements, files and records relating to the Property and all other elements of the Property. Buyer shall execute and deliver into escrow at least one (1) day prior to Closing: (a) a counterpart of the assignment of Service Contracts; (b) a counterpart of the Assignment of Leases; and (c) any other documents or instruments reasonably requested by Seller or Escrow Agent, all in form and substance reasonably satisfactory to Buyer and Escrow Agent. Additionally, Seller and Buyer shall execute and deliver a State of Nevada Declaration of Value listing the Purchase Price Allocation attributable to the real property and improvements located thereon as the purchase price and submit the same for recording with the Deed. Seller, at its cost and expense, shall terminate prior to Closing all management and leasing agreements and all Service Contracts Buyer does not elect to assume.

2B. Approval Date. Seller agrees that Buyer shall have until 5:30 p.m. Pacific time on the date that is thirty (30) days from latter of the Effective Date or Delivery Date but in no case later than August 14, 2015, in order to conduct its due diligence, including but not limited to obtaining and performing any and all reviews, investigations, surveys, soil testing, engineering studies, environmental studies and to otherwise determine the suitability of the Property for Buyer’s purposes (“Approval Date”). If, prior to the expiration of the Approval Date, Buyer determines, in its sole and absolute discretion, for any reason or no reason, that the Property or any matter affecting the Property renders the Property unsuitable for any reason, Buyer may terminate this Agreement by notifying Seller in writing that the Property is unacceptable. Upon such termination, the Parties shall have no continuing obligations under this Agreement and the Deposit, plus interest actually earned thereon, if any, shall be returned to Buyer. If Buyer does not give Seller written notice of its intent to terminate this Agreement prior to the end of the Approval Date, this Agreement shall continue and the Deposit shall be nonrefundable except as otherwise provided in this Agreement.

3. TITLE: Upon execution of this Agreement, Seller shall order a commitment for title insurance for the Property (the “Title Commitment”) issued by Title Company, and all documents referred to in the Title Commitment. Seller has delivered to Buyer its existing survey. Buyer may, at its cost and expense, promptly cause updates to be made to such survey (“Survey”). On or before fifteen (15) calendar days following the Effective Date, the Buyer shall either approve in writing the exceptions contained in the Title Commitment and said survey or specify in writing any exceptions to which Buyer objects. If Buyer objects to any exceptions, Seller shall within five (5) calendar days after receipt of Buyer's objections, deliver to Buyer written notice that either (i) Seller has removed, or will remove prior to the Closing, the exceptions to which Buyer has objected, or (ii) Seller is unwilling or unable to eliminate such exceptions provided Seller shall in all events be obligated, at its cost and expense, to remove all liens, including all mortgage, deed of trust, and/or mechanics’ liens, whether or not Buyer makes objection thereto (“Required Cure Items”). If Seller notifies Buyer that Seller will remove exceptions to which Buyer has objected, then such removal shall be a condition precedent to Buyer's obligations under this Agreement. If Seller fails to so notify Buyer or is unwilling or unable to remove such exceptions by the Closing Date, Buyer, within three (3) business days after said five (5) day period, may elect to terminate this Agreement and receive back the entire Deposit and Additional Deposit, in which event Buyer and Seller shall have no further obligations under this Agreement; or, alternatively, within said three (3) business day period, Buyer may elect to purchase the Property subject to such exceptions. Seller, at Seller's expense, may but shall not be required to remove any exception to which Buyer objects; provided Seller shall, at its cost and expense, remove all Required Cure Items. If, following the expiration of the Approval Date, such title report is amended and shows additional exceptions which reflect a material change in the condition of title to the Property (as determined by Buyer in its sole but good faith discretion), Buyer may terminate this Agreement, in which event, the Deposit and Additional Deposit shall be immediately payable to Buyer and Seller shall pay all escrow fees. Seller shall convey to Buyer (or to such other person or entity as may be specified in Buyer's escrow instructions) marketable fee title, free and clear of deeds of trust and liens affecting the Property and subject only to those exceptions approved by Buyer in accordance with this Agreement. It is a condition to Buyer's obligations under this Agreement that, at the Closing, Buyer's title to the Property is insured by an ALTA extended owner's policy of title insurance with such endorsements as Buyer shall reasonably require issued by Title Company in an amount equal to the Purchase Price, free and clear of deeds of trust and liens affecting the Property (including all Required Cure Items) and subject only to those exceptions approved in writing by Buyer (the "Title Policy"). Additional endorsements which are not necessary for an ALTA extended owner’s policy shall be paid for by Buyer.

4. RISK OF LOSS: Any risk of loss to the Property shall be borne by Seller until title has been conveyed to Buyer. In the event that the improvements on the Property are destroyed or materially damaged or condemned between the Effective Date and the date title is conveyed to Buyer, Buyer shall have the option of demanding and receiving back the Deposit and the Additional Deposit and being released from all obligations hereunder, in which case Seller shall pay all escrow fees, or alternatively, taking such improvements as Seller can deliver. Material damage or condemnation shall mean damage or condemnation costing more than $500,000 or causing a loss of value of more than $500,000, the permanent taking of any access, or permanent taking of more than 5% of the parking. If Buyer elects to accept the Property in its then condition, all insurance proceeds or condemnation awards payable to Seller by reason of the damage to or condemnation of the Property shall be paid and/or assigned, as the case may be, to Buyer and Buyer shall receive a credit, at Closing, for the amount of any deductible or uninsured loss. If the Property is destroyed or materially damaged and the damage or destruction is not covered by Seller's insurance, then Buyer may terminate this Agreement, in which event Buyer shall receive the Deposit and the Additional Deposit back, Seller shall pay all escrow fees, and both parties will be released from all obligations each to the other, hereunder. This Section 4 is intended as an express provision with respect to casualty and condemnation of the Property, which supersedes the provisions of the Nevada Uniform Vendor and Purchaser Risk Act, NRS 113.030, et. seq. The provisions of this Section 4 shall survive Closing and the recording of the Deed.

5.A BUYER DEFAULT/ LIQUIDATED DAMAGES: BY PLACING THEIR INITIALS IMMEDIATELY BELOW, BUYER AND SELLER AGREE THAT IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY BY REASON OF ANY DEFAULT OF BUYER, IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX SELLER’S ACTUAL DAMAGES, THAT THE AMOUNT OF BUYER’S DEPOSIT IS A REASONABLE ESTIMATE OF SUCH DAMAGES, AND THAT SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AS SELLER’S SOLE AND EXCLUSIVE REMEDY. SELLER AGREES TO WAIVE ALL OTHER REMEDIES IT OTHERWISE MAY HAVE AGAINST BUYER IN LAW OR EQUITY BY REASON OF ANY DEFAULT OF BUYER.

Buyer Initials ___DS____ Seller Initials __ME___

5.B SELLER DEFAULT: If Seller defaults or breaches any of its material obligations under this Agreement and does not cure such default or breach within ten (10) days after written notice thereof (but in no case later than the Closing Date), Buyer shall have the right, as its sole remedy, to elect either to: (a) terminate this Agreement, in which case the Deposit and any Additional Deposit shall be returned to Buyer and the Parties shall have no further rights or obligations under this Agreement except those which expressly survive termination; or (b) pursue an action for specific performance, provided that if the remedy of specific performance is not available to Buyer due to Seller’s actions (e.g. a cloud on title), then Seller shall reimburse Buyer for all costs incurred in connection with this Agreement. If Buyer does not notify Seller of such election within thirty (30) days after notice of Seller’s default, then Buyer shall be deemed to have elected to terminate under (a) above.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER, AND EACH PARTY HEREBY WAIVES ANY CLAIM, FOR ANY INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES, INCLUDING LOSS OF PROFIT OR LOSS OF VALUE.

6. PRORATIONS: Real estate taxes for the fiscal year in which the Closing occurs, expenses of the Property, and rents (to the extent rents have been paid) shall be prorated as of the Closing. Any consideration involving future lease credits, all advance rentals and all deposits and refundable fees of any type paid by tenant(s) to Seller, including without limitation security and cleaning deposits and fees, and all accrued interest on such deposits and fees which is required to be paid by the leases or applicable law shall be credited to Buyer. Seller shall within five (5) days prior to the Closing Date provide Buyer and Escrow Agent with a schedule of such amounts and a complete and current rent roll, including without limitation, a schedule of all tenant deposits, fees, date of last rent received and description of any defaults. The amount of any bond or assessment, which is a lien, shall be paid by Seller. Buyer shall be credited with the amount of any advance or bonus payment made under any laundry leases, cable television agreements or similar service contracts which are either allocable to the period from and after the Closing, or paid in consideration for the portion of the term of any such contract which remains unexpired at the Closing. Any supplementary tax bills received by Buyer or Seller following the Closing shall be prorated by the parties following the Closing as if said tax bills had been available at the Closing Date. Seller shall pay to Buyer any rents received by Seller after Closing. If at any time following the Closing Date the amount of an item listed above shall prove to be incorrect, the party in whose favor the error was made shall pay the sum necessary to correct such error to the other party promptly following receipt of proof of such error from such other party, provided that such proof is delivered to the party from whom payment is requested within one (1) year after the Closing Date as to real estate taxes and ninety (90) days after the Closing Date as to all other items. If the amount of real estate taxes for the current year is not known on the Closing Date, then the taxes shall be apportioned on the basis of the taxes assessed for the preceding year, with a reconciliation as soon as the new tax rate and valuation can be ascertained, provided that if the parties can agree upon a reasonable estimate of an amount which is likely to be more accurate than the preceding year’s taxes, then such estimated amount shall be used as the basis for the tentative apportionment (subject to reconciliation as aforesaid). Notwithstanding anything herein to the contrary, Seller shall be responsible for all supplemental and/or recapture taxes incurred due to Seller’s use or change in use of the Property prior to the Closing Date.

Delinquent rent shall not be prorated at Closing. As to any tenants who are delinquent in the payment of rent at the Closing Date (as set forth on an updated rent roll certified by Seller), Seller shall assign to Buyer, effective as of the Closing, all such delinquent rents (and the right to collect such delinquent rents). Upon collection of any delinquent rents after Closing, such rents shall first be credited to Buyer for those periods on and after Closing (plus Buyer’s expenses in collecting such rent) and thereafter Seller shall receive 100% of the delinquent rents less than 30 days in arrears, 50% for those delinquent rents 30 to 90 days in arrears, and Seller shall receive no delinquent rents more than 90 days in arrears, with the understanding that there shall be a true up of such delinquent rents for a period of 90 days post Closing and thereafter there shall be no further obligation of Buyer to Seller for delinquent rents. Seller shall provide a summary of any collection or pending eviction matters within five (5) days of the Effective Date. All prorations shall be calculated on a calendar day basis for the month and year during which the Closing occurs and shall be credited against the Purchase Price. Seller shall not have any right to seek to collect from, or to institute litigation against, tenants at the Property after Closing. The provisions of this Paragraph 6 shall survive the Closing and the recording of the Deed.

7. PERSONAL PROPERTY: Furniture, furnishings, tradenames, trademarks, service marks, tradestyle, logos, rights to any internet web names, web sites, and URLs and other images, photographs of the Property, and other personal property owned by the Seller located on the Property and/or used in connection therewith are included in the Purchase Price and shall be conveyed by the Bill of Sale to Buyer free and clear of all encumbrances.

8. POSSESSION AND INTERIM OPERATING COVENANTS: Possession of the Property is to be delivered to Buyer as of the Closing Date. Until possession is delivered to Buyer, Seller agrees, at its sole cost and expense, to manage, maintain and keep the Property and all the improvements thereon in compliance with all laws and in not less than the same manner and in the same order and condition as they are managed and maintained and kept on the Effective Date, including maintaining insurance similar to the insurance maintained as of the Effective Date. Seller shall refurbish all vacant units to “rent ready” condition and continue to lease the units prior to the Closing Date at rents consistent with the current rent rolls for the Property and on terms of no less than six (6) months or no longer than one (1) year according to current marketing and rental agreements in the ordinary course of business. In the event that any units are not “rent ready” no later than three (3) business days prior to Closing, then Seller shall credit Buyer at Closing an amount equal to $1,000 for non “rent ready” unit. Seller shall not remove any personal property from the Property unless it is replaced with comparable property. Seller shall notify Buyer of any notice of violation of laws or of any litigation affecting the Property. Any material deviation from existing tenant leases (such as rent credits free rent or other monetary incentives) not currently part of Seller’s marketing program (a summary of the marketing program will be provided with the Deliveries under Paragraph 2A above) will be subject to prior approval of Buyer which shall not be unreasonably withheld, conditioned or delayed prior to the Approval Date. After the Approval Date, Seller shall not enter into any contract or agreement which cannot be terminated (with no fee, charge, payment, or penalty) at Closing without the prior approval of Buyer in its sole discretion. The provisions of this Paragraph 8 shall survive the Closing and the recording of the Deed.

A.	Escrow for Modifications. Seller is currently making modifications to certain Units at the Property, 30 of which have not been completed as of the Effective Date of this Agreement. Seller agrees to credit $3,500 per Unit for any unfinished modifications as of Closing in order to permit Buyer to complete the modifications to the remaining Units after Closing. Buyer will be responsible for any modifications after the Closing Date if Buyer elects to complete the modifications,

9. CONDITIONS: In addition to any and all other conditions precedent set forth in this Agreement, Buyer's obligations under this Agreement are subject to Buyer's written approval of the following conditions, but Buyer shall have the right to waive any such condition(s). In the event Buyer determines that any such condition is not satisfied on or before the dates set forth below, Buyer may, in its sole and absolute discretion, disapprove said condition. Buyer's failure to deliver written notice of approval of any of the following conditions shall be conclusively deemed Buyer's disapproval thereof, and this Agreement shall, at Buyer’s option, terminate, in which event Escrow Agent shall immediately return the Deposit and the Additional Deposit to Buyer, Seller shall pay all escrow fees, and Seller shall have no further obligations under this Agreement.

A. On or before the Approval Date, Buyer's review and approval of such documents as Buyer may request reasonable from Seller, if in Seller’s possession.

B. On or before the Approval Date, Buyer's approval of its inspection of the Property (including but not limited to the physical condition thereof). Seller shall make the Property available at reasonable times for inspection(s) by Buyer and its employees and agents in accordance with the provisions of Paragraph 22 hereof, which shall be completed at Buyer's sole expense. All inspections shall require insurance certificates naming Seller as an “also insured” party.

C. Upon the Closing, the Title Company shall be unconditionally committed to issue to Buyer the Title Policy as approved pursuant to Paragraph 3 hereof.

D. Upon the Closing, Seller shall not be in default under this Agreement and shall have performed its obligations hereunder, and all representations and warranties of Seller shall be true and correct when made and as of the Closing.

E.    On or before the Approval Date, Buyer has obtained the approval of the board of directors of its parent entity.

10. SELLER'S REPRESENTATIONS AND WARRANTIES: Seller hereby warrants and represents, for the benefit of Buyer and its assigns, the following both as of the date hereof and as of the date of the Closing:

A. To the best of Seller’s actual knowledge, (i) the Property has no material physical or mechanical defects; and neither the Property nor the operation thereof violate in any way any health and safety or building codes or other laws pertaining to the Property; (ii) Seller has delivered to Buyer all material information concerning the physical condition of the Property which may have a material adverse effect on the Property; and (iii) Seller has not received any actual notice of any design or construction defect claims from any tenants or government officials regarding the Property.

B. All documents delivered to Buyer are true, complete and correct in all material respects, and are originals or true, complete and correct copies thereof.

C. Seller has provided to Buyer a true, accurate, and complete rent roll. The current tenant lease(s) are in full force and effect and subject to no offsets except as set forth on the rent roll delivered by Seller to Buyer pursuant to Paragraph 2A above. Seller shall disclose any and all rental and lease agreements, implicit or explicit. The Property is subject to no leases or rights of any occupants, oral or written, other than those Leases set forth on the rent roll. No rent payable under each Tenant’s Lease has been paid more than thirty (30) days in advance of its due date. Except as reflected in the Tenant Rent Roll, no Tenant is entitled to any concession, rebate, allowance, or period of occupancy free of rent under its lease or under any other agreement and there are no agreements with any of the tenants except as set forth in their leases. Seller shall deliver to Buyer not later than the Closing Date, an assignment of all Seller's rights and interests in and to said rental agreements.

D. To the best of Seller’s actual knowledge, there are not presently pending any special assessments or condemnation actions against the Property or any part thereof. Seller has not received any notice of any special assessments or condemnation actions being contemplated except as shown on the Title Commitment, if any. There is no litigation or other proceeding pending or, to the best of Seller’s actual knowledge, threatened, which would affect Seller or the Property or its operation, except as set forth on Exhibit G.

E. To the best of Seller’s actual knowledge, the Property does not contain any hazardous or toxic materials, including, but not limited to, any chemicals or materials regulated as hazardous or toxic under any federal, state or local law, including, without limitation, petroleum, asbestos or PCB's, and does not have located under it any underground storage tanks. In addition, to the best of Seller’s actual knowledge, no such hazardous or toxic materials have ever migrated from the Property to any other property. Seller agrees to provide Buyer promptly in writing any information, which Seller has or may acquire regarding the presence and location of any hazardous materials or underground storage tanks on or about the Property.

F. This Agreement and all documents delivered by Seller to Buyer, now or at the Closing, have been duly authorized and executed and delivered by Seller, and are legal, valid and binding obligations of Seller, sufficient to convey title, and enforceable. Seller knows of no facts to prevent Buyer from operating the Property in the normal manner in which similar properties in the area are operated and in which the Property has been operated in the past. As of the Closing, there will be no outstanding contracts made by Seller for any improvements to the Property which have not been fully paid for, and Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor and material furnished prior to Closing to the Property. Upon request of Buyer, Seller shall have terminated all contracts for goods and services requested by Buyer at the Property, including without limitation, any employment agreements and arrangements for employee occupancy of rental units as instructed by Buyer. Buyer will have no responsibility for any of Seller’s employees after Closing.

G. Seller has not received notice or complaints from occupants of the Property, governmental authorities or others of mold or fungi, including, without limitation, penicillium/aspergillus and stachybotrys chartarum located within or on the Property.

H. The Seller warrants that it has full authority to sell the Property under the terms and conditions outlined herein without any additional approval(s) and that such a sale is not prohibited or otherwise constrained by any agreements to which the Seller or the Property is subject.

I.    Neither Seller nor, any of its beneficial owners, nor any of its officers, managers, or directors appear on the Specially Designated Nationals and Blocked Persons List of OFAC, nor are they otherwise a party with which UST is prohibited to deal under the laws of the United States.

J.    As of the date hereof and as of the Closing: (a) Seller is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Seller do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; and (c) transactions by or with Seller are not and will not be subject to state statutes applicable to Seller regulating investments of fiduciaries with respect to governmental plans.

K.    There are no contracts or agreements, written or oral, which would bind Buyer, affecting the ownership or operation of the Property (including, without limitation, any service contracts, maintenance contracts, management contracts or leasing commission agreements) except for the leases and service contracts Buyer has agreed to assume.

L.    Seller has no, and has never had any, employees at the Property. Buyer is not assuming responsibility for any employees of Seller and/or at the Property after Closing.

M.    Seller has not ever filed any bankruptcy action or petition and no such action or petition has ever been filed against Seller.

The representations and warranties set forth herein shall survive Closing for a period of twelve (12) months.

Except as expressly set forth herein in Section 10 A-M above, in the Deed or other documents delivered at Closing, Buyer agrees that the Property is to be sold to and accepted by Buyer at the Closing in its then condition "AS IS" and with all faults, including but not limited to ADA, Fair Housing and zoning compliance. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement. Buyer understands and acknowledges that Seller will not be responsible for any work related to the Property.

Except as set forth herein, in the Deed or other documents delivered at Closing, Seller makes no representation or warranty, express or implied, with respect to the Property or the surrounding properties owned by Seller. No representation, warranty, agreement, statement, guaranty or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller.

10.1 BUYER'S WARRANTIES. Buyer hereby warrants, represents, covenants and certifies to Seller that:

A.    Due Authority. Except for obtaining board approval of Buyer’s parent as described in Paragraph 9E above, all documents, certificates and instruments to be executed by Buyer in connection with the transfer of the Property will be duly authorized, executed and delivered, and each shall constitute a legal, valid and binding agreement enforceable against Buyer in accordance with its terms. The foregoing is subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or similar laws or equitable principles from time to time in effect.

B.    Bankruptcy. Buyer has not filed or been subject of any filing of a petition under the Federal Bankruptcy Law or any insolvency laws, or any laws for disposition of indebtedness or for the reorganization of debtors.

11. BROKERS: No broker or other party has a claim for brokerage commission, finder's fee, or like payment arising out of or in connection with Buyer's purchase of the Property, other than as follows: at the Closing, Seller shall pay a commission to Newmark Grubb Knight Frank (“Broker”), who has represented Seller in connection with the transaction contemplated by this Agreement, pursuant to a separate agreement between Seller and Broker. Each party hereby agrees to indemnify, defend, protect and hold the other harmless from and against any liability, cause of action, claim, loss, cost, damage and/or expense, including, without limitation, attorneys' fees and costs and court costs arising out of or incurred in connection with any claim by any other broker or finder for any such commission, fee or like payment provided the person or entity making any such claim alleges that such claim arose out of acts or dealings of the indemnifying party.
12. FOREIGN INVESTOR DISCLOSURE: Seller represents and warrants to Buyer that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986 ("IRC"), or under any similar sections of any similar laws of the State of Nevada, i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the IRC and Income Tax Regulations or similar Nevada laws or regulations. Seller shall sign under penalty of perjury and deliver to Buyer at Closing a certification thereof indicating thereon Seller's U.S. taxpayer identification number and address.

13. FUTURE LEASES AND COMMITMENTS: Subject to Section 8 above, from and after the Effective Date, Seller shall not execute, modify, approve and/or cancel any leases, contracts or commitments without Buyer’s prior written approval, which shall not be unreasonably withheld. After the Approval Date, Seller shall not execute, modify, approve and/or cancel any leases, contracts or commitments of any kind affecting the Property or any interest therein without Buyer's prior written approval in its sole discretion.

14. EXCHANGE: Seller and Buyer each agree to cooperate should either elect to purchase the Property to complete a like-kind exchange under IRC Section 1031 via a qualified intermediary. Such cooperation may include the assignment of all or a portion of this Agreement to a third party, the substitution of such third party as the Buyer or Seller and the execution of all documents reasonably necessary to complete the exchange in accordance with applicable laws and regulations except that the Property shall be conveyed by Deed directly from Seller to Buyer. Buyer and Seller agree that the consummation of this Agreement is not predicated or conditioned upon the completion of any such exchange. Buyer or Seller shall not incur any additional liability or financial obligation as a consequence of either’s contemplated exchange nor shall any time periods set forth herein be modified to accommodate such exchange without the mutual written consent of both Buyer and Seller.

15. NOTICES: Any Notice or other communication required or permitted under this Agreement shall be in writing and either: (A) personally delivered, (B) sent via U.S. Mail, registered or certified, or express mail, postage prepaid, return receipt requested, (C) sent via Federal Express or other nationally recognized overnight courier service that provides receipted delivery service, delivery charges prepaid, return receipt requested, (D) sent via telecopy facsimile with confirmation of delivery, or (E) sent via electronic mail with confirmation of delivery (such as return receipt function); and each such notice or communication shall be deemed to have been given on the date of its delivery (or the date of refusal to accept delivery, as the case may be) as indicated on the return receipt, at the addresses specified below:

If to Seller:
LV Eastern, LLC
6655 S. Eastern Ave #200
Las Vegas, Nevada 89119
Telephone: (702) 307-2881
Email: megbert@nvwest.com

With a copy to:

Bradley R. Helsten, Esq.
ZUMPANO PATRICIOS & WINKER, P.A.
2022 S. 2100 E., Suite 202
Salt Lake City, Utah 84108
Telephone: (801) 839-5538
Facsimile: (801) 401-7228
Email: brad@helstenlaw.com

If to Buyer:	Ken Jett c/o Hines Advisors Limited Partnership 2800 Post Oak Blvd., Suite 4100 Houston, Texas 77056 Telephone: (713) 966-2091 Facsimile: Email: ken.jett@hines.com
Copy to:	Jason Maxwell c/o Hines Advisors Limited Partnership 2800 Post Oak Blvd, Suite 4100 Houston, Texas 77056 Telephone: (713) 966-7638 Facsimile: Email: jason.maxwell@hines.com
Copy to:	Doug Metzler and Brett Norton c/o Hines Interests Limited Partnership 444 S. Flower, Suite 2100 Los Angeles, California 90071 Facsimile: (215) 629-5200 Email: brett.norton@hines.com doug.metzler@hines.com
Copy to:	Jonathan W. Dunlay Baker Botts L.L.P. 2001 Ross Avenue, 6th Floor Dallas, Texas 75201 Telephone: (214) 953-6711 Facsimile: (214) 661-4711 Email: jon.dunlay@bakerbotts.com or such other address as either party may from time to time specify in writing to the other party in the manner set forth above for notices.

16. ONGOING INFORMATION AND COOPERATION:

A.    Seller agrees to promptly provide Buyer with any and all new documents or other items affecting or regarding the Property and make the Property available to Buyer on an ongoing basis until Closing. Seller acknowledges that Buyer, as a public REIT, the Buyer’s parent’s board of directors may need to make standard public disclosures as required by law and SEC regulations.

B.    Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor (Deloitte & Touche LLP or any successor auditor selected by Buyer) to conduct an audit of the income statements of the Property for the year to date of the year in which the Closing occurs plus up to the three prior calendar years. Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer’s auditor, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any Affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no material cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information. This provision shall survive Closing.

17. PROJECT REPORTS AND DRAWINGS: Within five (5) days after the Effective Date, Seller shall provide Buyer with copies of all soil and hydrology reports, environmental or toxic material reports, engineering reports, flood reports, traffic studies, environmental impact studies, civil, architectural, structural, electrical, mechanical-plumbing, fire sprinkler and landscape working drawings, specifications, as-built construction plans, architectural renderings or models or any other plans developed or prepared for the Property in Seller's possession or control, if any. Seller shall also provide to Buyer, within two (2) business days after Buyer’s request therefor, the names of any engineers, architects, draftsmen and/or consultants known to Seller who have information concerning the Property. Buyer agrees that it will not use the construction plans or architectural drawings to develop, construct or design a multi-family housing project in Clark County Nevada for a period of 8 years following the Closing. This covenant shall survive Closing. and enure to the benefit of Seller and its affiliated entities. Buyer may disclose information provided by Seller to its agents, contractors or lenders in connection with the Approval Period.

18. ASSIGNMENT: Buyer's rights hereunder may be assigned to a partnership, corporation, limited liability company, or other party controlling, controlled by, or under common control with Buyer, and any such transferee shall have all the benefits, including rights to specific performance, damages, and enforcement of Seller's representations and warranties, that Buyer has under this Agreement. Upon any such assignment, Buyer's liabilities and obligations hereunder or under any instruments, documents or agreements made pursuant thereto shall be binding upon the Buyer and such assignee jointly and severally.

19. ADDENDA: Any exhibit or addendum attached hereto shall be deemed a part hereof. This writing, including exhibits and addenda if any, expresses the entire agreement of the parties. There are no other understandings, oral or written, which in any manner alter or enlarge its terms. This Agreement supersedes any and all prior agreements between the parties hereto regarding the Property. Seller and Buyer agree to execute such additional documents as may be reasonable and necessary to carry out the provisions of this Agreement.

20. ATTORNEY FEES: If this Agreement or the transactions contemplated herein gives rise to a lawsuit, arbitration or other legal proceeding between the parties hereto, the prevailing party shall be entitled to recover its costs and reasonable attorney fees in addition to any other judgment of the court or arbitrator(s).

21. MISCELLANEOUS:

A. All periods of time referred to in this Agreement shall include all Saturdays, Sundays and State or National holidays, unless the period of time specifies business days; provided that if the date or last date to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or State or National holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or State or National holiday.

B. This Agreement shall be governed by the laws of the State of Nevada.

C. Paragraph headings contained herein are included solely for convenience of reference and shall in no way affect the construction of this Agreement.

D. The provisions of this Agreement are to be construed in accordance with the normal interpretation thereof, and, since both parties are sophisticated real estate investors and have employed counsel to review this Agreement, the party who has actually drafted this Agreement shall be deemed to be irrelevant in determining the meaning of any such provision.

E. Seller agrees not to negotiate with other parties, nor enter into any back-up or other contracts, regarding the purchase of the Property during the time this Agreement is in effect.

F. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

G. This Agreement and any modifications, amendments or supplements thereto may be executed in several counterparts, and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart. The parties may also deliver executed copies of this Agreement (and any modifications, amendments or supplements thereto) to each other by facsimile or by electronic delivery (e.g., pdf), which facsimile or electronic signatures shall be binding upon the parties as if they were originals.

H. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.
22. ACCESS TO THE PROPERTY: Seller shall grant Buyer and its employees and agents the right to enter the Property for, among other things, the purpose of physical investigation/inspection (engineering and maintenance); provided, however, Buyer shall not do any invasive testing without Seller’s written consent which shall not be unreasonably withheld. This shall include, without limitation, inspection of the architectural, mechanical, electrical, structural, civil, and any other physical conditions of the Property, including without limitation, inspection of the soils, and roofs. Buyer agrees to reasonably cooperate with Seller in minimizing potential disruption to tenants. This right shall terminate upon the earlier of (i)

termination of escrow for any reason, or (ii) the Closing Date. Buyer shall cause Seller to be a named insured on all insurance for Buyer or any agent entering the property and agrees to indemnify and hold Seller harmless from any loss, liability or claim arising out of such investigation/inspection, except if any of same results from the mere discovery of any pre-existing condition at or in connection with the Property or the acts of Seller and its agents. The cost of all tests, inspections, surveys, applications and/or studies/surveys related to said physical inspection/investigation shall be paid for by Buyer.
23. INDEMNITY: Subject to the limitations set forth in Section 10, Seller hereby agrees to indemnify, defend and hold Buyer and its officers, directors, managers, members, shareholders, employees, agents, attorneys, representatives, and every other person acting on behalf of Buyer and its successors and assigns, harmless from and against any and all damages, losses, costs, claims, causes of action, liabilities, expenses, demands, warranties or obligations of any kind or nature whatsoever arising from third party claims relating or attributable to the Property arising or accruing prior to the Closing Date.
Buyer hereby agrees to indemnify, defend and hold Seller and its officers, directors, managers, members, shareholders, employees, agents, attorneys, representatives, and every other person acting on behalf of Seller and its successors and assigns, harmless from and against any and all damages, losses, costs, claims, causes of action, liabilities, expenses, demands, warranties or obligations of any kind or nature whatsoever arising from third party claims relating or attributable to the Property arising or accruing from and after the Closing Date.
The provisions of this Paragraph 23 shall survive Closing and the delivery of the Deed.
Notwithstanding the foregoing indemnities, neither party shall be liable to the other, and each party hereby waives any claim, for any incidental, consequential, punitive, or special damages, including loss of profit or loss of value.

24. SIGNATURE OF SELLER: As of the date of this Agreement and as of the Closing Date, Seller and the person executing this Agreement on behalf of Seller represents and warrants to Buyer that Seller has full power and authority to enter into this Agreement and no other signature, authority or action is necessary on the part of Seller to make this Agreement binding upon Seller in accordance with its terms.

25. NON-DISCLOSURE AGREEMENT: Seller acknowledges and agrees that Buyer, Hines Advisors Limited Partnership and its employees, Hines Global REIT II, Inc., and potential lenders are parties who may receive Confidential Information under the Non-Disclosure Agreement between Seller and Hines regarding the Property.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date indicated below.

SELLER:	LV EASTERN, LLC, a Nevada limited liability company By: /s/ Martin Egbert Name: Martin Egbert Its: Manager
BUYER:	HINES GLOBAL REIT II 891 CORONADO LLC, a Delaware limited liability company By: /s/ David Steinbach Name: David Steinbach Its: Manager

JOINDER BY GUARANTOR

The undersigned (“Guarantor”) agrees to and does guaranty Seller’s post-Closing obligations under this Agreement, including without limitation any liability relating to Seller’s breach of representation or warranty.

Guarantor does hereby waive each of the following: (a) any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) any and all subrogation, contribution, indemnity and reimbursement rights against Seller until the obligations have been paid, performed and fully satisfied in full, (c) any assignment, conveyance, extinguishment, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or any part of the interest of Seller in this Agreement, (d) notice of any amendment of this Agreement, or (e) any other defense available to a surety under applicable law.

This Guaranty shall continue to be effective, and Guarantor’s obligations under this Guaranty shall continue to be effective notwithstanding any amendment or modification of this Agreement with or without Guarantor’s consent.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the guaranteed obligations is rescinded or must otherwise be returned by Purchaser upon the insolvency, bankruptcy or reorganization of Seller or Guarantor, or otherwise, all as though such payment had not been made.

Guarantor’s obligations hereunder shall apply only to claims made by Buyer within twelve (12) months after Closing and Guarantor’s liability hereunder shall not exceed $1,000,000.

/s/ Kenneth M. Woolley
Kenneth M. Woolley

EXHIBIT "A"

DESCRIPTION OF THE LAND

THAT PORTION OF THE SOUTH HALF (S 1/2) OF SECTION 25, TOWNSHIP 22 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

PARCEL ONE (1) AS SHOWN BY MAP THEREOF ON FILE IN FILE 119 OF PARCEL MAPS, PAGE 28, RECORDED JUNE 27, 2013 IN BOOK 20130627 AS INSTRUMENT NO. 02509 AND CERTIFICATE OF AMENDMENT RECORDED JULY 25, 2014 IN BOOK 20140725 AS INSTRUMENT NO. 02215, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

EXHIBIT "B"
APN:

WHEN RECORDED MAIL TAX
STATEMENTS AND RETURN TO:

____________________
____________________

GRANT, BARGAIN, SALE DEED and DEED RESTRICTION

This GRANT, BARGAIN, SALE DEED is made the ___ day of ___________, 2015 by ________________, a _________________, as GRANTOR to ________________, a ____________, whose address is c/o ____________________, as GRANTEE.

Witness that Grantor, for good and valuable consideration, receipt of which is hereby acknowledged, grants, bargains and sells to Grantee all that real property and improvements therein contained (“Property”) situated in the County of Clark, State of Nevada, more particularly described as follows:

See EXHIBIT “A” ATTACHED HERETO AND MADE PART HEREOF.

Together with all tenements, hereditaments and appurtenances thereto; subject to (i) taxes for the current fiscal year, not due or delinquent; and (ii) restrictions, conditions, reservations, rights of way and easements affecting the use and occupancy of this property as the same may now appear of record.

To have and to hold, all and singular, the premises aforementioned unto said Grantee, its successors and assigns forever subject to the following:

Grantor and Grantee each acknowledge that upon recording of this Deed, Grantor and Grantee acknowledge and agree that (i) the improvements located on the Property were constructed as a residential apartment complex, (ii) Grantor has a substantial interest in avoiding the marketing and selling of condominium units on the Property within a certain time period after such improvements were completed; and (iii) Grantor is conveying the Property subject to the following restriction on Grantee's ability to market and sell the Property, which restriction was negotiated between Grantor and Grantee as a material inducement to Grantor to sell the Property to Grantee, and shall run with the Property and be binding on all parties having any right, title, or interest in the described Property or any part thereof, their heirs, successors, and assigns:
NO PORTION OF THE PROPERTY MAY BE SOLD OR OTHERWISE TRANSFERRED AS A UNIT OF A CONDOMINIUM COMMON INTEREST COMMUNITY PRIOR TO August 12022 (the “Termination Date”).
As used herein, the term "transferred" shall include the following: (i) with respect to the Property or any portion thereof or interest therein, the transfer, conveyance, sale, granting of option to purchase, or execution of a purchase agreement relating thereto, including any transfer, conveyance, sale, granting of option to purchase, or execution of a purchase agreement relating thereto by a successor, assignee or transferee of Grantee's interest in the Property (a "Subsequent Owner"), and (ii) if Grantee or Subsequent Owner is not a natural person, the direct or indirect transfer, conveyance, sale, assignment or other disposition of twenty-five percent (25%) or more of the voting, equity or beneficial interest in such Grantee or Subsequent Owner, whether in one transaction or a series of transactions.
Upon the Termination Date the foregoing restriction shall automatically terminate and be of no further force and effect and no further recording shall be required to termination such restriction.
GRANTEE HAS READ AND UNDERSTANDS THE FOREGOING AND AGREES THAT THE FOREGOING LIMITATIONS ON GRANTEE'S ABILITY TO MARKET AND SELL THE LAND DO NOT CONSTITUTE AN UNREASONABLE RESTRAINT UPON THE ALIENABILITY OF THE LAND AND FURTHER AGREES TO ACCEPT THIS DEED FOR THE LAND SUBJECT TO THE FOREGOING LIMITATIONS.

IN WITNESS WHEREOF, Grantor has set its hand the day and year first above written.

GRANTOR:

LV Eastern, LLC

By: _________________________
Its: Manager
STATE OF NEVADA )
COUNTY OF CLARK )
On the _____ day of ____________, 2015, personally appeared _________________, the manager of LV Eastern, LLC, a Nevada limited liability company, and voluntarily acknowledged that he executed the foregoing document in his authorized and stated capacity.

_______________________________________
Notary Public
My Commission Expires: __________________

EXHIBIT "C"

BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the undersigned ("Seller"), hereby conveys to _____________________________ ("Buyer"), free and clear of any and all liens, claims, and encumbrances, all of the tangible and intangible personal property (collectively the "Personal Property") owned by Seller and located on or utilized in connection with ownership, maintenance, and operation of the certain improved real property located at__________________________ (the "Property"), to have and to hold unto the Buyer and its successors and assigns forever. Seller warrants and covenants to Buyer that Seller owns good and marketable title to the Personal Property and that it will defend title to the Personal Property conveyed hereby against the claims of any and all parties claiming by or through the Seller, but not otherwise.

The Personal Property conveyed hereby includes, but is not limited to the following:

1.
The tangible personal property described on Exhibit A, attached hereto and incorporated herein by reference, located on and utilized in connection with the ownership maintenance, and operation of the Property.

2.
To the extent assignable, all warranties and guaranties, whether or not written, for all or any portion of the Property, including without limitation, all improvements thereon and the tangible personal property, including without limitation, construction warranties from contractors and subcontractors.

3.
To the extent assignable, all patents, licenses, tradenames, trademarks, service marks, trade style, rights to any internet web names, web sites, and URLs, photographs and other images of the Property, and names used in connection with the operation of the Property, and all symbols, emblems, and logos used in connection with the ownership or operation of the Property, whether in black and white or in color, and irrespective of size and all of Seller's right, title, and interest in and to all goodwill associated therewith, including without limitation, any name(s) used by Seller for the Property, including the name “The Domain Apartments”.

4.	To the extent assignable, all intangible personal property relating to or used in connection with the ownership and use of the Property, including without limitation the right to telephone numbers;

5.
To the extent assignable, all governmental permits and approvals, utility commitments, utility rights, development rights or other similar rights relating to the construction, operation, use, and/or occupancy of the Property, including without limitation pool permits and elevator permits;

6.	To the extent assignable and to the extent in Seller’s possession or otherwise available, any and all right, title, and interest of Seller in and to all plans, models, drawings, specifications,

surveys, architectural, engineering, soils, seismic, geological, environmental, marketing and demographic reports, studies and certificates, and other technical descriptions; and

7.
All other property, real, personal or mixed, owned or held by Seller which relates, in any way, to the design, construction, ownership, use, leasing, advertising, maintenance or operation of the Land and Improvements.

This conveyance is made concurrently with and as an incident to the conveyance of the Property by Seller to Buyer, and is effective for all purposes as of the date of such conveyance.

“SELLER”

_______________________            DATE: _______________________

EXHIBIT "D"

ASSIGNMENT AND ASSUMPTION OF
SERVICE AGREEMENTS

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the undersigned ("Assignor"), hereby assigns and delegates to ___________________________ ("Assignee"), all of Assignor's rights, interests, and obligations of in and under those service and similar agreements with respect to the property located at _____________________ (the "Property"), described on Exhibit A hereto and listed on Exhibit B hereto (the "Service Agreements"), and is effective for all purposes as of the date of the conveyance of the Property by Assignor to Assignee ("the Closing Date").

1.
Assignor covenants and agrees to indemnify, defend, protect, and hold harmless Assignee from and against any and all costs, liabilities, claims, losses, proceedings, damages, causes of action and expenses, including without limitation attorneys' fees and expenses (collectively "Losses and Liabilities"), resulting from any breach by Assignor of any obligations under the Service Agreements accruing before the Closing Date or any action or omission to act of Assignor occurring under the Service Agreements prior to the Closing Date.

2.
Assignee hereby accepts the foregoing assignment of the Service Agreements, assumes all of Assignor's obligations under the Service Agreements accruing on or after the Closing Date, and agrees to indemnify, defend, protect, and hold harmless Assignor from and against any and all Losses and Liabilities resulting from any breach by Assignee of any obligations under the Service Agreements occurring on or after the Closing Date or any action or omission to act of Assignee occurring under the Service Agreements on or after the Closing Date.

3.	This Assignment and Assumption of Service Agreements shall be binding on and inure to the benefit of the Assignee and Assignor and their respective successors and assigns.

4.
This Assignment and Assumption of Service Agreements may be executed in one or more counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Service Agreements on the date indicated below,
Dated: _______________, 2015.

“ASSIGNOR”                    "ASSIGNEE"

By:    ______________________________        By:    _______________________

EXHIBIT "E"

ASSIGNMENT AND ASSUMPTION OF
LEASES AND RENTAL AGREEMENTS

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the undersigned ("Assignor"), hereby assigns and delegates to _______________________ ("Assignee"), all of the rights, interests, and obligations of landlord/lessor in and under those certain leases and rental agreements of portions of the property located at ____________________________ (the "Property"), described on Exhibit A hereto and listed on Exhibit B hereto (the "Leases"), including but not limited to all security deposits and rents thereunder accruing from and after the date of the conveyance of the Property by Assignor to Assignee (the "Closing Date"), and is effective for all purposes as of the date of the Effective Date.

1.
Assignor covenants and agrees to indemnify, defend, protect, and hold harmless Assignee from and against any and all costs, liabilities, claims, losses, proceedings, damages, causes of action and expenses, including without limitation attorneys' fees and expenses (collectively "Losses and Liabilities"), resulting from any breach by Assignor of any obligations under the Leases accruing before the Closing Date or any action or omission to act of Assignor occurring under the Leases prior to the Closing Date.

2.
Assignee hereby accepts the foregoing assignment of the Leases, assumes all of Assignor's obligations under the Leases accruing on or after the Closing Date, and agrees to indemnify, defend, protect, and hold harmless Assignor from and against any and all Losses and Liabilities resulting from any breach by Assignee of any obligations under the Leases occurring on or after the Closing Date or any action or omission to act of Assignee occurring under the Leases on or after the Closing Date.

3.	This Assignment and Assumption of Leases and Rental Agreements shall be binding on and inure to the benefit of the Assignee and Assignor and their respective successors and assigns.

This Assignment and Assumption of Leases and Rental Agreements may be executed in one or more counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Leases and Rental Agreements on the date indicated below.

Dated:_______________, 2015.

“ASSIGNOR”                     "ASSIGNEE"

By:    _________________________     By:     _________________________

EXHIBIT "F"

NOTICE TO TENANT
_______________, 2015
Certified Mail
Return Receipt Requested
____________________________
____________________________
____________________________
____________________________
Re: Sale of Property
This is to notify you that the property located at ______________(the “Property”) has been sold to _______________________ (“Buyer”), and in connection therewith your Lease has been assigned to Buyer.
Your security deposit in the amount of _____________ has also been delivered to Buyer. Buyer’s address and phone number are ___________________. Please direct all future rental and other payments and communications under your Lease to the Buyer at that address.

By:    _______________________________
_______________________________

EXHIBIT “G”

LITIGATION

NONE